                                    C2, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiaries at December 31, 2001 and their states of incorporation. These subsidiaries do business under their own corporate names and are included in the Consolidated Financial Statement.

                                                                                                C2, INC. OWNERSHIP
                                                               JURISDICTION OF  -----------------------------------------------
                        NAME                                    INCORPORATION             DIRECT               INDIRECT
------------------------------------------------------       ------------------------------------------------------------------
Dedicated  Facility Solutions, LLC                                Delaware                                       100%
TLC Holdings, Inc.                                                Wisconsin                100%
Total Logistic Control, LLC                                       Delaware                  99%                    1%
Zero Zone, Inc.                                                   Wisconsin               70.6%






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